Table of Contents

PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To Prospectus dated June 4, 2020)	Registration No. 333-238701

2,663,044 Shares of Common Stock

We are offering 2,663,044 shares of our common stock, par value $0.001 per share (“common stock”). The shares of our common stock. The purchase price for each share of common stock is $9.00.

Our common stock is listed on The Nasdaq Capital Market under the symbol “BEEM.” On June 15, 2023, the last reported sale price of our common stock was $10.48 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page S-6 of this prospectus supplement and on page 6 of the accompanying prospectus and contained in our filings made with the Securities and Exchange Commission (the “SEC”).

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$9.00	$23,967,396.00
Underwriting discounts and commissions (1)	$0.63	$1,677,717.72
Proceeds, before expenses, to us (2)	$8.37	$22,289,678.28

(1)	For additional information about the expenses for which we have agreed to reimburse the underwriters in connection with this offering, see “Underwriting” on page S-13 of this prospectus supplement.
(2)	If the underwriters exercise the option in full, the total underwriting discount payable by us will be $1,929,375.00, and the total proceeds to us, before expenses, will be $ 27,562,500.00.

We have granted the underwriters the right to purchase up to an additional 399,456 shares of common stock. The underwriters may exercise this right at any time, in whole or in part, within 45 days following the date of this prospectus supplement.

The underwriters expect to deliver the shares of common stock on or about June 22, 2023, subject to customary closing conditions.

Joint Book Runners

Maxim Group LLC	Freedom Capital Markets

The date of this prospectus supplement is June 19, 2023.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

We originally filed a registration statement on Form S-3 (File No. 333-238701) (the “Registration Statement”), which was declared effective by the SEC on June 4, 2020 and was set to expire on June 3, 2023. Pursuant to Rule 415(a)(5) under the Securities Act, sales under a new registration statement that is not an automatic shelf registration statement may continue to be offered and sold until the earlier of the effective date of the new registration statement or 180 days after the third anniversary of the initial effective date of the prior registration statement, provided that the new registration statement is filed prior to the end of the third anniversary of the effective date of the previously-filed shelf registration statement. We filed such a new registration statement with the SEC on June 2, 2023, thereby extending the effectiveness of the Registration Statement for the additional period described above. This prospectus supplement is part of the Registration Statement using a “shelf” registration process to register sales of our securities, under the Securities Act of 1933, as amended, or the Securities Act. This document consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part is the accompanying prospectus filed with the SEC as part of the Registration Statement, including the documents incorporated by reference, that gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

This prospectus supplement, the accompanying prospectus and the documents incorporated in each by reference include important information about us, the shares being offered and other information you should know before investing in our common stock. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on this prospectus supplement, the accompanying prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement is accurate as of any date other than as of the date of this prospectus supplement or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement or any sale of our common stock. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus titled “Where You Can Find Additional Information” and “Incorporation of Information by Reference”.

Unless otherwise indicated, all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus concerning our industry in general or any portion thereof, including information regarding our general expectations and market opportunity, is based on management’s estimates using internal data, data from industry related publications, consumer research and marketing studies and other externally obtained data.

S-1

The Beam logo and other trademarks or service marks of Beam Global appearing in this prospectus are the property of Beam Global. All other brand names or trademarks appearing in this prospectus are the property of their respective owners.

Unless the context otherwise requires, the terms “Beam”, “the Company”, “we”, “us” and “our” in this prospectus refer to Beam Global and its subsidiaries. When we refer to “you”, we mean the potential holders of our securities. Capitalized terms used, but not defined, in this prospectus supplement are defined in the accompanying prospectus.

PROSPECTUS SUPPLEMENT SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement or in the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus supplement and the accompanying prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision.

Business Overview of Beam Global

Beam is a clean-technology innovation company based in San Diego, California. We develop, manufacture and sell high-quality, renewably energized infrastructure products for electric vehicle charging infrastructure, energy storage, energy security, disaster preparedness and outdoor media advertising. Our Electric Vehicle (EV) charging infrastructure products are powered by locally generated renewable energy and enable vital and highly valuable services in locations where it is either too expensive, too disruptive or impossible to connect to a utility grid, or where the requirements for electrical power are so important that grid failures, like blackouts, are intolerable. We do not compete with EV charging companies; rather, we enable such companies by providing infrastructure solutions that replace the time consuming and expensive process of construction and electrical work which are usually required to install traditional grid-tied EV chargers. We also do not compete with utilities. Our products provide utilities with another tool to deliver reliable and low-cost electricity to EV chargers and, in the case of a grid failure, to first responders and others, through our integrated emergency power panels. We also provide energy storage technologies that make commodity battery cells safer, longer lasting and more energy efficient and our battery management systems (BMS) and associated packaging make batteries safe and usable in a variety of mobility, energy-security and stationary applications.

Beam’s renewable energy infrastructure products and proprietary technology solutions target four markets that are experiencing significant growth with annual global spending in the billions of dollars.

The Company focuses on creating high-quality renewable energy products that are rapidly deployable, have diverse use cases and are attractively designed. We believe that there is a clear need for rapidly deployable and highly scalable EV charging infrastructure, and that our EV ARC™ and Solar Tree™ products fulfill that requirement. We are agnostic as to the EV charging service equipment as we do not sell EV charging, rather we sell products which enable it. Our EV ARC™ and Solar Tree™ products replace the infrastructure required to support EV chargers, not the chargers themselves. Our ability to make commodity battery cells safer, longer lived and more energy efficient is, we believe, a significant differentiator as we move to an increasingly electrified and untethered world.

Our charging products are rapidly deployed without the need for construction or electrical work. We compete with the highly fragmented and disintegrated ecosystem of general contractors, electrical contractors, consultants, engineers, permitting specialists and others who are required to perform a traditional grid-tied EV charger installation construction and electrical project. Our clean-technology products are designed to replace a complicated, expensive, time consuming and risk prone process with an easy, low total cost of ownership, robust and reliable product.

Recent Developments

Potential Acquisition of Amiga DOO Kralijevo

On June 12, 2023, the Company and the stockholders (the “Seller”) of Amiga DOO Kraljevo, a Serbian Company that manufactures specialized structures and equipment (“Amiga”), executed a binding Letter of Intent (the “LOI”) for Beam to acquire all the equity stock of Amiga subject to customary closing conditions including but not limited to the full satisfaction of Beam of its due diligence of Amiga.

S-2

Amiga is a private, family-owned company, founded in 1990 in Kraljevo, Serbia. It employs approximately 210 employees, including a team of engineers. Its business includes, without limitation, production of (i) poles for public lighting; (ii) poles for mobile telephone, networks and transmission lines; (iii) poles for tram, trolleybus, and railways; (iv) poles for contact networks, masts, portals and semi-portals for road and railway signaling; (v) large steel lattice structures for specific purposes (e.g., stadiums, factories, power plants, etc.); and (vi) distribution and command electrical cabinets. Amiga currently has engineering, product development and manufacturing capabilities which we believe are well suited to manufacturing and perfecting Beam’s current products for the European market. Amiga is one of Europe’s leading manufacturers of streetlights and Beam believes it is well positioned to bring Beam’s patented EV Standard™ to market both in the EU and USA. Amiga’s team of engineers will be integrated with Beam’s current team which Beam believes will provide a valuable enhancement and acceleration of product development cycles. Amiga has disclosed to Beam that it generated over EUR 8.5M in revenue in 2022 and had a gross profit during that period.

Amiga’s current customer list includes entities in 16 international nations which are similar to Beam’s current customers in the United States, creating what Beam believes will be a significant post-acquisition advantage in selling Beam’s products to an international customer base.

Pursuant to the terms of the LOI, Beam will acquire all the equity stock of Amiga from the Sellers in exchange for cash and Beam common stock as set forth below. With respect to the cash portion of the purchase price, Beam will pay to the Sellers, (i) EUR 4,550,000 at closing and (ii) EUR 2,450,000 on or before December 31, 2023 (assuming closing has occurred on or before such date). With respect to the equity portion of the purchase price, Beam will also issue to the Sellers a certain number of shares of Beam common stock (at a price per share equal to the volume weighted average price of Beam’s common stock for the five trading days prior to the closing): (i) at the closing, such number of shares of Beam common stock equal to an aggregate of EUR 1,950,000, and (ii) on or before December 31, 2023, such number of shares of Beam common stock equal to an aggregate of EUR 1,050,000. In addition, each of the Sellers are eligible to earn additional shares of Beam common stock if such Seller is providing services to Beam and Amiga meets certain revenue milestones for fiscal years 2023 and 2024 (the “Earnout Consideration”). The Earnout Consideration that Sellers are eligible to receive for 2023 is equal to two times the amount of net revenue of Amiga (“Amiga Net Revenue”) that is greater than EUR 10,000,000 for 2023. The Earnout Consideration that Sellers are eligible to receive for 2024 is equal to (i) two times the amount of Amiga Net Revenue for 2024 that exceeds the greater of (i) EUR 13,500,000 or (ii) 135% of the Amiga Net Revenue for 2023. The Earnout Consideration for each period will be calculated based on the volume weighted average price of Beam’s common stock for the thirty trading days prior to the end of the applicable measurement period. In no event and under no circumstances will the Sellers receive from Beam or will Beam issue to the Sellers in connection with the Transaction Beam’s common stock in an amount that exceeds 19.99% of the outstanding common stock of Beam immediately prior to the closing. We expect the acquisition of Amiga to assist in introducing our products to the European Union, increasing and diversifying our revenues, enhancing our manufacturing and engineering capabilities, accelerating the development of EV Standard™ and other products both in Europe and the US, adding new customer segments in both Europe and the US, increasing barriers to entry for future competition, and advancing Beam’s position as a leader in the green economy.

Supply Chain Line of Credit with OCI Limited

On March 22, 2023, Beam entered into that certain Supply Chain Line of Credit with OCI Limited (“OCI”), whereby OCI provides a supply chain line of credit in the amount of up to $100 million based on the amounts of approved accounts receivable of Beam Global. Interest on the line of credit accrues at priced at the Secured Overnight Financing Rate +300 basis points and there are no other associated fees or equity considerations. To date, Beam Global has not drawn on this line of credit.

Preliminary Results for a portion of the Three Months Ending June 30, 2023

Set out below are certain preliminary estimated financial results for a portion of the three months ending June 30, 2023. The estimated financial results described below have been prepared by, and are the responsibility of, the Company’s management. RSM has not audited, reviewed, compiled or performed any procedures with respect to the estimated financial results. Accordingly, RSM does not express an opinion or any other form of assurance with respect thereto. These estimated financial results are, incomplete, preliminary and subject to normal end of period closing procedures and, accordingly, are subject to change. As a consequence, actual results may differ from the preliminary results described below.

S-3

Preliminary Results (Unaudited)

We anticipate our revenue for the three months ended June 30, 2023 to be in a range of $15.5 million to $17.0 million which would be the highest quarterly revenue achieved in the Company’s history. For the three months ended June 30, 2023, we anticipate delivering approximately 195 to 205 ARC™ solar-powered EV charging infrastructure systems as well as continuing to deliver our energy storage solutions to our customers.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

Corporate Information

Beam was formed in June 2006 as a limited liability company. Through a series of transactions and mergers, including a series of 2010 transactions where the then existing entity was acquired by an inactive publicly-held company in a transaction treated as recapitalization of the company, the resulting entity became BEAM GLOBAL, a Nevada Corporation. Our principal executive offices are located at 5660 Eastgate Drive, San Diego, CA 92121.  Our telephone number is (858) 799-4583.  Our website is located at www.beemforall.com.  Information contained on, or that can be accessed through, our website is not part of this prospectus.

Our filings with the SEC are posted on our website at www.beemforall.com. Other than the specifically incorporated SEC filings, the information found on or accessible through our website is not part of this or any other report we file with or furnish to the SEC. The public can also obtain copies of these filings by accessing the SEC’s website at http://www.sec.gov.

S-4

The Offering

Common stock offered by us pursuant to this prospectus supplement	2,663,044 shares of common stock.

Offering Price	$9.00 for each share of common stock.

Common stock to be outstanding after this offering	13,541,600 shares of common stock (or 13,941,056 shares of common stock if the underwriters exercise their option to purchase additional shares in full).

Over-allotment option	We have granted the underwriters an option to purchase up to an additional 399,456 shares of our common stock. This option is exercisable, in whole or in part, for a period of 45 days from the date of this prospectus supplement.

Lock Ups	Our officers and directors will enter into lock-up agreements restricting the transfer of shares of or relating to our capital stock for 120 days after the closing of this offering, subject to certain exceptions.

Use of proceeds	We currently intend to use approximately $7,500,000 of the net proceeds from the sale of our securities under this prospectus to fund the cash portion of the purchase price to acquire Amiga. On June 12, 2023, the Company and the stockholders of Amiga executed the LOI for Beam to acquire all the equity stock of Amiga subject to customary closing conditions including but not limited to the full satisfaction of Beam of its due diligence of Amiga. We also intend to use any remaining net funds for working capital to fund business operations and the development of new products, and for other general corporate purposes, including capital expenditures related to our growth. We may also use a portion of the net proceeds to acquire or invest in businesses with whom, from time to time, we engage and explore the possibility of strategic partnering or investment.

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 6 of the accompanying prospectus and under a similar heading in any documents included or incorporated by reference herein or therein.

Nasdaq Capital Market symbol	Our common stock is listed on The Nasdaq Capital Market under the symbol “BEEM.”

Unless we indicate otherwise, all information in this prospectus, including the number of shares of common stock to be outstanding immediately after this offering as shown above, is based on 10,878,556 shares of common stock outstanding as of June 15, 2023, and excludes:

●	362,498 shares of common stock issuable upon exercise of outstanding stock options;

●	warrants to purchase 620,105 shares of common stock;

●	restricted stock units to purchase 71,250 common stock; and

●	performance stock units to purchase 142,500 common stock.

Unless we specifically state otherwise, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to an additional 399,456 shares of our common stock.

S-5

RISK FACTORS

Investment in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully all of the information included in and incorporated by reference or deemed to be incorporated by reference in this prospectus, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023 and amended as of May 1, 2023, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus supplement and that are incorporated by reference herein. Each of these risk factors could have a material adverse effect on our business, results of operations, financial position or cash flows, which may result in the loss of all or part of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also impair our business operations. If any of these risks actually occur, our business and financial results could be harmed. In that case, the trading price of our common stock or other securities could decline. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this prospectus and in the documents incorporated or deemed to be incorporated by reference herein.

Risks Related to this Offering

You may experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You may incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of up to 2,663,044 shares offered in this offering at a public offering price of $9.00 per share, and after deducting the underwriters’ discounts and commissions and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $6.68 per share. We have a significant number of stock options and warrants outstanding, and, in order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. In the event that the outstanding options and/or warrants are exercised, or that we make additional issuances of common stock or other convertible or exchangeable securities, you could experience additional dilution. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase shares of common stock in this offering. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions, may be higher or lower than the price per share in this offering. As a result, purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell at prices significantly below the price at which they invested.

Because we will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

We currently intend to use approximately $7,500,000 of the net proceeds from the sale of our securities under this prospectus to fund the cash portion of the purchase price to acquire Amiga. On June 12, 2023, the Company and the stockholders of Amiga executed the LOI for Beam to acquire all the equity stock of Amiga subject to customary closing conditions including but not limited to the full satisfaction of Beam of its due diligence of Amiga. We also intend to use any remaining net funds for working capital to fund business operations and the development of new products, and for other general corporate purposes, including capital expenditures related to our growth.  We may also use a portion of the net proceeds to acquire or invest in businesses with whom, from time to time, we engage and explore the possibility of strategic partnering or investment. Other than as described in the “Use of Proceeds” section, we have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for you. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

S-6

If we are not able to comply with the applicable continued listing requirements or standards of Nasdaq, our common stock may be delisted.

Our common stock is currently listed on Nasdaq. In order to maintain such listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements.

On June 2, 2023, the Company notified Nasdaq that effective as of June 30, 2023 it will not be in compliance with Nasdaq Listing Rule 5605(c)(2)(A) as a result of the upcoming resignation, for personal reasons, of a member of the Company’s board who was also a member of the Company’s Audit Committee. Nasdaq Listing Rule 5605(c)(2)(A) requires the Audit Committee to have at least three independent members (as defined by Nasdaq Listing Rule 5605(a)(2) and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934), at least one of whom is an audit committee financial expert.  As a result of the resignation of Nancy Floyd, the Company no longer has an Audit Committee comprised of three independent directors. The Nasdaq Listing Rules provide for a cure period during which the Company may regain compliance with Nasdaq Listing Rule 5605(c)(2)(A). Under Nasdaq Listing Rule 5605(c)(4), the Company shall have until the earlier of its next annual meeting of stockholders or one year from the occurrence of the event that caused the failure to comply with Nasdaq Listing Rule 5605(c)(2)(A); provided, however, that if the next annual meeting of stockholders occurs no later than 180 days following the event that caused the vacancy, the Company shall instead have 180 days from such event to regain compliance. The Company is currently interviewing candidates to fill this board vacancy and to chair the audit committee and intends to do so within the applicable cure period.

There can be no assurances that we will be able to regain compliance with Nasdaq’s listing standards or if we do later regain compliance with Nasdaq’s listing standards, will be able to continue to comply with the applicable listing standards. If we are unable to maintain compliance with these Nasdaq requirements, our common stock will be delisted from Nasdaq.

If Nasdaq delists our common stock, we could face significant material adverse consequences, including:

●       a limited availability of market quotations for our securities;

●       a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

●       a limited amount of news and analyst coverage for our company; and

●       a decreased ability to issue additional securities or obtain additional financing in the future.

Risks Relating to the Potential Amiga Acquisition

While we have entered into a binding letter of intent with Amiga, we have not entered into negotiations for a purchase and sale agreement therewith and we cannot assure you that the transactions contemplated by our letter of intent will be consummated or, that if such transactions are consummated, they will be accretive to stockholder value.

We entered into the LOI with Amiga pursuant to which we agreed to explore an acquisition of the equity stock of Amiga. However, the LOI did not include many of the material terms to any potential transaction with Amiga and there is no guarantee that we will agree to terms or definitive documentation with Amiga in order to effect the proposed acquisition or that we will elect to proceed with the transaction at all after the completion of our due diligence of Amiga, including receipt of audited financial statements of Amiga utilizing U.S. GAAP standards. Accordingly, this offering is taking place prior to the consummation of the proposed acquisition of Amiga. The closing of the proposed acquisition of Amiga, if any, is subject to the negotiation and execution of definitive documentation and will be subject to customary closing conditions including but not limited to the full satisfaction of Beam of its due diligence of Amiga, including review of Amiga’s audited financial statements. As a result, the possible timing and likelihood of the completion of the acquisition are uncertain, and, accordingly, there can be no assurance that such acquisition will be completed on the expected terms, anticipated schedule or at all. This proposed acquisition is in the early stages and due diligence efforts have just commenced. As a result, we may not be able to complete the proposed acquisition on the terms or timetable that we currently contemplate, or at all, and it is possible that one or more conditions to closing will not be satisfied or waived or that other events will intervene to delay or prevent the completion of the proposed acquisition.

This offering is not conditioned on the completion of the acquisition of Amiga and by purchasing our common stock in this offering you are investing in us on a stand-alone basis and recognize that we may not consummate the Amiga acquisition or realize the expected benefits therefrom if we do.

S-7

We may fail to realize all of the anticipated benefits of the proposed acquisition of Amiga or those benefits may take longer to realize than expected and our business, financial condition and results of operation could be materially and adversely affected. We may also encounter significant difficulties in integrating Amiga with Beam and its operations.

While our goal is to structure the proposed acquisition of Amiga in a manner that is beneficial and accretive to us over the long term, our accretion analysis and beliefs about the benefits of the proposed acquisition of Amiga are subject to a variety of market and other factors, including, among others: (i) the completion of our due diligence; (ii) the final agreed upon terms of the proposed acquisition; and (iii) our current estimates, assumptions and projections about the current and future operation of Amiga, including, without limitation, estimates, assumptions, and projections about (a) Amiga future origination volumes, operating expenses, financing costs, and ability to profitably sell its products and/or services, and (b) the cost and process of integrating Amiga with our current operations, as well as any one-time costs or charges associated with the proposed acquisition and subsequent integration.

Our ability to realize the anticipated benefits of the proposed acquisition will depend, in part, on our ability to integrate Amiga, which may be a complex, costly and time-consuming process. If we are successful in completing the proposed acquisition, we will be required to devote significant management attention and resources to integrate the business practices and operations of the acquired business. The integration process may disrupt our business and, if implemented ineffectively, could restrict the realization of the full expected benefits. In addition, the integration of the acquired business may result in material unanticipated issues, expenses, liabilities, competitive responses, and diversion of management’s attention. The failure to meet the challenges involved in the integration process and to realize the anticipated benefits of the proposed acquisition could cause an interruption of, or a loss of momentum in, our operations and could materially and adversely affect our business, financial condition and results of operations.

Many of these factors will be outside of our control and any one of them could result in increased costs, decreases in the amount of expected benefits and diversion of management’s time and energy, which could adversely affect our business, financial condition and results of operations and result in us becoming subject to litigation. In addition, even if the proposed acquisition were to be integrated successfully, the full anticipated benefits of the proposed acquisition may not be realized within the anticipated time frame, or at all. We may not be able to maintain the results of operations or operating efficiency that we and the acquired business have achieved or might achieve separately. Further, additional unanticipated costs may be incurred in the integration process as a result of risks currently unknown to us. All of these factors could cause reductions in our earnings per share, decrease or delay any accretive or other beneficial effect of the proposed acquisition and negatively impact the price of our common stock.

Amiga is a private Serbian company that has not been subject to an audit by an accounting firm under U.S. GAAP standards and has not previously been subject to the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC or other corporate governance requirements.

Amiga is a private Serbian company. To date, Amiga has not had its financial statements reviewed or audited by an accounting firm under U.S. GAAP standards and has not been subject to the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC, or other corporate governance requirements to which public reporting companies may be subject.  As a result, if we successfully complete our due diligence and if we elect to proceed with the acquisition, we will be required to implement the appropriate internal control processes and procedures over Amiga’s financial accounting and reporting.  The combined company may incur significant legal, accounting and other expenses in efforts to ensure that Amiga meets these requirements.  Implementing the controls and procedures at Amiga that are required to comply with the various applicable laws and regulations may place a significant burden on our management and internal resources.  The diversion of management’s attention and any difficulties encountered in such an implementation could adversely affect our business, financial condition and operating results.

Our inability to successfully integrate Amiga’s operations could adversely affect our operations; potential need for additional financing.

Our potential acquisition of Amiga represents a significant investment.  The proposed acquisition requires our and Amiga’s significant attention and resources, which could reduce the likelihood of achievement of other corporate goals.  Both we and Amiga have experienced significant operating losses.  As a result, we may need additional financing to help fund our business and satisfy our obligations, which will require additional management time to address.  There is no assurance that we will realize the benefits of the acquisition of Amiga that we hope will be achieved.

S-8

If the acquisition of Amiga is successful, Beam expects to generate an increasing portion of its revenue internationally in the future and may become subject to various additional risks relating to its international activities, which could adversely affect its business, operating results and financial condition.

Beam has limited experience operating internationally and engaging in international business involves a number of difficulties and risks, including:

•	the challenges associated with building local brand awareness, obtaining local key opinion leader support and clinical support, implementing reimbursement strategies and building local marketing and sales teams;

•	required compliance with foreign regulatory requirements and laws, including regulations and laws;

•	trade relations among the United States and those foreign countries in which Beam’s future customers, distributors, manufacturers and suppliers have operations, including protectionist measures such as tariffs and import or export licensing requirements, whether imposed by the United States or such foreign countries;

•	difficulties and costs of staffing and managing foreign operations;

•	difficulties protecting, procuring or enforcing intellectual property rights internationally;

•	required compliance with anti-bribery laws, such as the U.S. Foreign Corrupt Practices Act, data privacy requirements, labor laws and anti-competition regulations;

•	laws and business practices that may favor local companies;

•	longer payment cycles and difficulties in enforcing agreements and collecting receivables through certain foreign legal systems;

•	political and economic instability; and

•	potentially adverse tax consequences, tariffs, customs charges, bureaucratic requirements and other trade barriers.

In the event that Beam dedicates significant resources to its international operations and is unable to manage these risks effectively, Beam’s business, operating results and financial condition may be adversely affected.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference into this prospectus supplement contain certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding: future events concerning our business, including our potential acquisition of Amiga, and to our future revenues, operating results and financial condition; and other statements containing forward-looking words, such as “believes”, “may”, “could”, “would”, “will”, “expects”, “intends”, “estimates”, “anticipates”, “plans”, “seeks”, or “continues” or the negative thereof or variations thereon or similar terminology (although not all forward-looking statements contain these words). Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Readers should not put undue reliance on these forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified; therefore, our actual results may differ materially from those described in any forward-looking statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement.

Factors that might cause these differences include, but are not limited to, those described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as updated by annual, quarterly and other reports and documents we file with the SEC, as well as those discussed elsewhere in this prospectus supplement, and the following factors:

●	volatility or decline of the Company’s stock price, or absence of stock price appreciation;

●	fluctuation in quarterly results;

●	failure of the Company to earn revenues or profits;

●	the success of our product research and development programs;

●	inadequate capital to continue or expand its business, and the inability to raise additional capital or financing to implement its business plans;

●	reductions in demand for the Company’s products and services, whether because of competition, general industry conditions, loss of tax incentives for solar power, technological obsolescence or other reasons;

●	litigation with or legal claims and allegations by outside parties;

●	insufficient revenues to cover operating costs, resulting in persistent losses;

●	regulatory and personnel issues;

●	rapid and significant changes to costs of raw materials from government tariffs or other market factors;

●	the introduction of technological innovations or new commercial products by our competitors, and competitive developments in the relevant markets;

●	the outcome of any legal proceedings in which we are involved or in which we may in the future become involved;

●	the effects of public health crises, pandemics and epidemics, such as the COVID-19 pandemic; and

●	other risks and uncertainties detailed from time to time in our SEC filings.

We urge you to consider these factors carefully in evaluating the forward-looking statements contained in this prospectus. All subsequent written or oral forward-looking statements attributable to our company or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this prospectus supplement are made only as of the date of this prospectus supplement. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent that we are required to do so by law.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $22,087,678 (or approximately $25,431,125 if the underwriters’ over-allotment option is exercised in full).

We currently intend to use approximately $7,500,000 of the net proceeds from the sale of our securities under this prospectus to fund the cash portion of the purchase price to acquire Amiga. On June 12, 2023, the Company and the stockholders of Amiga executed the LOI for Beam to acquire all the equity stock of Amiga subject to customary closing conditions including but not limited to the full satisfaction of Beam of its due diligence of Amiga. Amiga currently has engineering, product development and manufacturing capabilities which we believe are well suited to manufacturing and improving Beam’s current products for the European market. Amiga is one of Europe’s leading manufacturers of streetlights and Beam believes it is well positioned to bring Beam’s patented EV Standard™ to market both in the Europe and the US. Amiga’s team of engineers will be integrated with Beam’s current team, which Beam believes will provide a valuable enhancement and acceleration of product development cycles. Amiga’s current customer list includes entities in 16 nations which are similar to Beam’s current customers in the United States, creating what Beam Global believes will be a significant post-acquisition benefit in selling Beam’s products to an international customer base.

We also intend to use any remaining net funds for working capital to fund business operations and the development of new products, and for other general corporate purposes, including capital expenditures related to our growth.  We may also use a portion of the net proceeds to acquire or invest in businesses with whom, from time to time, we engage and explore the possibility of strategic partnering or investment.

DILUTION

If you invest in our shares of common stock in this offering, your investment will be diluted immediately to the extent of the difference between the public offering price per share of common stock you purchase in this offering, and the net tangible book value per share of common stock immediately after this offering.

Net tangible book value represents the amount of our total tangible assets reduced by our total liabilities and preferred stock. Tangible assets equal our total assets less goodwill and intangible assets. Net tangible book value per share represents our net tangible book value divided by the number of shares of common stock outstanding. As of March 31, 2023, our net tangible book value was $7.6 million and our net tangible book value per share was approximately $0.74.

After giving effect to the sale of the shares in this offering at the public offering price of $9.00 per share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value would have been approximately $29,869 or approximately $2.32 per share of common stock, as of March 31, 2023. This represents an immediate increase in net tangible book value of approximately $1.58 per share to existing stockholders and an immediate dilution of approximately $6.68 per share to investors in this offering. The following table illustrates this calculation on a per share basis.

Public offering price per share	$9.00
Net tangible book value per share as of March 31, 2023	$0.74
Increase in net tangible book value per share attributable to new investors	$1.58
Adjusted net tangible book value per share after giving effect to this offering	$2.32
Dilution in net tangible book value per share to new investors	$6.68

The above table does not assume or give effect to the exercise of the underwriters’ option to purchase 399,456 additional shares in this offering. Furthermore, to the extent outstanding options are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, you will experience further dilution.

The calculation of net tangible book value as of March 31, 2023, in the table above is based on 10,238,389 shares of common stock outstanding as of March 31, 2023, and excludes:

●	346,758 shares of common stock issuable upon exercise of outstanding stock options as of March 31, 2023;

●	warrants to purchase 624,306 shares of common stock as of March 31, 2023;

●	restricted stock units to purchase 71,250 common stock as of March 31, 2023; and

●	performance stock units to purchase 142,500 common stock as of March 31, 2023.

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CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of March 31, 2023. Such information is set forth on the following basis:

●	on an actual basis; and

●	on a pro forma as adjusted basis, giving effect to the sale of the shares in this offering at a public offering price of $9.00 per share, after deducting estimated underwriting discounts and commissions and estimated offering expenses.

You should read this table together with the section of this prospectus supplement entitled “Use of Proceeds” and with the financial statements and related notes and the other information that we incorporated by reference into this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that we file from time to time with the SEC.

	As of March 31, 2023
	Actual	As Adjusted
	(in thousands, except per share amounts)
Cash and cash equivalents	$990	$23,280
Accounts Receivable	6,882	6,882
Current Assets	23,456	45,746
Total Assets	$40,982	63,272
Total liabilities	$19,130	19,130

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000,000 authorized, none outstanding as of March 31, 2023 and December 31, 2022.	–	–
Common stock, $0.001 par value, 350,000,000 shares authorized, 10,238,389 and 10,178,306 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively.	10	13
Additional paid-in capital	$102,974	125,261
Accumulated Deficit	(81,132)	(81,132)
Total stockholders’ equity	21,852	44,142
Total Liabilities and Stockholders Equity	$40,982	63,272

The calculation in the table above excludes as of March 31, 2023:

●	346,758 shares of common stock issuable upon exercise of outstanding stock options;

●	warrants to purchase 624,306 shares of common stock;

●	restricted stock units to purchase 71,250 common stock; and

●	performance stock units to purchase 142,500 common stock.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

We are offering shares of our common stock. The material terms and provisions of our common stock and each other class of our securities that qualifies or limits our common stock are described under the caption “Description of Capital Stock” starting on page 7 of the accompanying prospectus.

UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement and the accompanying prospectus through the underwriters listed below. Maxim Group LLC and Freedom Capital Markets, the representatives, are acting as the joint book runners. The amended and restated underwriting agreement (the “underwriting agreement”) provides for the purchase of a specific number of shares of common stock by each of the underwriters. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase the number of shares of common stock set forth opposite its name below:

Number of Shares
Underwriter
Maxim Group LLC	1,331,522
Freedom Capital Markets	1,331,522
TOTAL	2,663,044

The underwriters have agreed to purchase all of the shares of common stock offered by this prospectus (other than those covered by the over-allotment option described below) if any are purchased.

The shares of common stock offered hereby should be ready for delivery on or about June 22, 2023, against payment in immediately available funds.

The underwriters are offering the shares of common stock subject to various conditions and may reject all or part of any order. The representatives have advised us that the underwriters propose to offer the shares of common stock directly to the public at the public offering price that appears on the cover page of this prospectus supplement. In addition, the underwriters may offer some of the shares of common stock to other securities dealers at such price less a concession of an amount not to exceed $0.315 per share of common stock. After the shares of common stock are released for sale to the public, the underwriters may change the offering price and other selling terms at various times.

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus supplement, permits the underwriters to purchase a maximum of 399,456 additional shares of common stock. If the underwriters exercise all or part of this option, they will purchase shares covered by the option at the public offering price that appears on the cover page of this prospectus supplement, less the underwriting discounts and commissions. If this option is exercised in full, the total price to us before expenses will be approximately $27,562,500.00, and the total net proceeds to us will be approximately $25,633,125.00.

The following table provides information regarding the amount of the discounts and commissions to be paid to the underwriters by us, before expenses, assuming both no exercise and full exercise of the over-allotment option and does not include the fees and expenses of the representatives:

	Per Share of Common Stock	Total Without Exercise of Over-Allotment Option	Total With Full Exercise of Over-Allotment Option
Public offering price	$9.00	$23,967,396.00	$27,562,500.00
Underwriting discounts and commissions	$0.63	$1,677,717.72	$1,929,375.00
Proceeds, before expenses, to us	$8.37	$22,289,678.28	$25,633,125.00

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We estimate that our total expenses of the offering, excluding the estimated underwriting discounts and commissions, will be approximately $202,000, which includes up to $100,000 that we have agreed to reimburse the representatives for the fees and expenses incurred by them in connection with the offering.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

We, and our officers and directors, have agreed to a 120-day “lock-up” with respect to shares of our common stock and other of our securities that they beneficially own, including securities that are convertible into shares of common stock and securities that are exchangeable or exercisable for shares of common stock, subject to certain exceptions. This means that, subject to certain exceptions, for a period of 120 days following the date of this prospectus supplement, we and such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of Maxim Group LLC and Freedom Capital Markets. The terms of the lock-up agreements may be waived by the representatives of the underwriters at their discretion, although the representatives have no present intention to waive or shorten the lock-up period.

Rules of the Securities and Exchange Commission may limit the ability of the underwriters to bid for or purchase shares before the distribution of the shares is completed. However, the underwriters may engage in the following activities in accordance with the rules:

●	Stabilizing transactions — The representative may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

●	Over-allotments and syndicate covering transactions — The underwriters may sell more shares of our common stock in connection with this offering than the number of shares than they have committed to purchase. This over-allotment creates a short position for the underwriters. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares in this offering described above. The underwriters may close out any covered short position either by exercising its over-allotment option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in this offering.

●	Penalty bids — If the representative purchases shares in the open market in a stabilizing transaction or syndicate covering transaction, it may reclaim a selling concession from the underwriters and selling group members who sold those shares as part of this offering.

●	Passive market making — Market makers in the shares who are underwriters or prospective underwriters may make bids for or purchases of shares, subject to limitations, until the time, if ever, at which a stabilizing bid is made.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of the shares of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages resales of the shares.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. These transactions may occur on The Nasdaq Capital Market or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

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A prospectus supplement in electronic format may be delivered to potential investors by one or more of the underwriters participating in this offering. The prospectus supplement in electronic format will be identical to the paper version of such preliminary prospectus supplement. Other than the prospectus supplement in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us, for which they received or will receive customary fees and expenses.

Selling Restrictions

European Economic Area

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant Member State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that it may make an offer to the public in that Relevant Member State of any shares at any time under the following exemptions under the Prospectus Regulation:

a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives; or

c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

Notice to prospective investors in United Kingdom

In relation to the United Kingdom, no shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares that has been approved by the Financial Conduct Authority, except that offers of shares may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:

a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives; or

c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FSMA”),

provided that no such offer of shares shall require the issuer or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

S-15

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, this prospectus is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus relates is available only to, and will be engaged in only with, persons who are outside the United Kingdom or persons in the United Kingdom (i) having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (ii) who are high net worth entities falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Persons who are not relevant persons should not take any action on the basis of this prospectus and should not act or rely on it.

Russian Federation

Notice to prospective investors in the Russian Federation

This prospectus or information contained therein is not an offer, or an invitation to make offers, sell, purchase, exchange or transfer any securities in the Russian Federation to or for the benefit of any Russian person or entity, and does not constitute an advertisement or offering of any securities in the Russian Federation within the meaning of Russian securities laws. Information contained in this prospectus is not intended for any persons in the Russian Federation who are not "qualified investors" within the meaning of Article 51.2 of the Federal Law no. 39-FZ dated 22 April 1996 "On the securities market" (as amended) (“Russian QIs”) and must not be distributed or circulated into the Russian Federation or made available in the Russian Federation to any persons who are not Russian QIs, unless and to the extent they are otherwise permitted to access such information under Russian law.

Kazakhstan

Notice to prospective investors in Kazakhstan

This prospectus does not constitute an offer, or an invitation to make offers, to sell, purchase, exchange or otherwise transfer shares in Kazakhstan to or for the benefit of any Kazakhstan person or entity, except for those persons or entities that are capable to do so under the legislation of the Republic of Kazakhstan and any other laws applicable to such capacity of such persons or entities. This prospectus shall not be construed as an advertisement (i.e., information intended for an unlimited group of persons which is distributed and placed in any form and aimed to create or maintain interest in the issuer and its merchandise, trademarks, works, services and/or its securities and promote their sales) in, and for the purpose of the laws of, Kazakhstan, unless such advertisement is in full compliance with Kazakhstan laws.

Israel

Notice to prospective investors in Israel

In the State of Israel this prospectus shall not be regarded as an offer to the public to purchase shares under the Israeli Securities Law, 5728—1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728–1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”) or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728—1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The issuer has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728—1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our shares to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

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Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728—1968. In particular, we may request, as a condition to be offered shares, that each Qualified Investor will represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728—1968 and the regulations promulgated thereunder in connection with the offer to be issued shares; (iv) that the shares that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728—1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728—1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

UAE

Notice to prospective investors in the United Arab Emirates

This prospectus has not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the ‘‘UAE’’), the Securities and Commodities Authority (the ‘‘SCA’’) or any other relevant licensing authority in the UAE (including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the UAE including, without limitation, the DFSA, a regulatory authority of the Dubai International Financial Centre and the Financial Services Marketing Authority of the Abu Dhabi Global Market), and does not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 1 of 2015 (as amended) or otherwise, does not constitute an offer in the UAE in accordance with the SCA Chairman Resolution No. 3/R.M. of 2017 Concerning the Regulation of Promotion and Introduction, and further does not constitute the brokerage of securities in the UAE in accordance with the Board Decision No. 27 of 2014 Concerning Brokerage in Securities.

This prospectus is not intended to, and does not, constitute an offer, sale or delivery of shares or other securities under the laws of the UAE. Each underwriter has represented and agreed that the shares have not been and will not be registered with the SCA or the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or any other UAE regulatory authority or exchange. The issue and/or sale and/or marketing of the shares has not been approved or licensed by the SCA, the UAE Central Bank or any other relevant licensing authority in the UAE. The SCA accepts no liability in relation to the marketing, issuance and/or sale of the shares and is not making any recommendation with respect to any investment. Nothing contained in this prospectus is intended to constitute UAE investment, legal, tax, accounting or other professional advice. This prospectus is for the information of prospective investors only and nothing in this prospectus is intended to endorse or recommend a particular course of action. Prospective investors should consult with an appropriate professional for specific advice rendered on the basis of their situation.

DIFC

Notice to prospective investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

S-17

Switzerland

Notice to prospective investors in Switzerland

The shares may not be publicly offered, sold or advertised, directly or indirectly, in or from Switzerland and will not be listed on the SIX Swiss Exchange Ltd (‘‘SIX’’) or on any other stock exchange or regulated trading venue in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the shares constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations or a listing prospectus within the meaning of the listing rules of SIX or any other exchange or regulated trading venue in Switzerland, and neither this prospectus nor any other offering or marketing material relating to the shares may be publicly distributed or otherwise made publicly available in Switzerland.

Cyprus

Notice to prospective investors in Cyprus

Each of the underwriters has agreed that (i) it will not be providing from or within Cyprus any “Investment Services”, “Investment Activities” and “Non-Core Services” (as such terms are defined in the Investment Firms Law 144(I) of 2007, (the “IFL”) in relation to the shares, or will be otherwise providing Investment Services, Investment Activities and Non-Core Services to residents or persons domiciled in Cyprus. Each underwriter has agreed that it will not be concluding in Cyprus any transaction relating to such Investment Services, Investment Activities and Non-Core Services in contravention of the IFL and/or applicable regulations adopted pursuant thereto or in relation thereto; and (ii) it has not and will not offer any of the shares other than in compliance with the provisions of the Public Offer and Prospectus Law, Law 114(I)/2005.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Weintraub Tobin Chediak Coleman Grodin Law Corporation, San Francisco, California. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel for the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022, incorporated by reference in this prospectus have been so incorporated in reliance on the report of RSM US LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy and information statements and other information with the SEC. This prospectus is part of a Registration Statement that we have filed with the SEC relating to the securities to be offered under this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits to the Registration Statement. For further information with respect to us and the securities to be offered under this prospectus, we refer you to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where you may read and copy the Registration Statement, as well as our reports, proxy and information statements and other information. The address of the SEC’s web site is www.sec.gov. We maintain a website at www.beamforall.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on March 31, 2023, and the Amendment No. 1 thereto filed on Form 10-K/A on May 1, 2023;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, as filed with the SEC on May 15, 2023;

●	our Current Reports on Form 8-K, as filed with the SEC on March 29, 2023; May 15, 2023; June 5, 2023; and June 16, 2023; and

●	the description of our common stock set forth in our Registration Statement on Form 8-A (File No. 001-38868), filed with the SEC on April 12, 2019, including any amendments or reports filed for the purpose of updating such description, including the description of common stock contained in Exhibit 4.1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (858) 799-4583 or by writing to us at the following address:

Beam Global
5660 Eastgate Drive
San Diego, CA 92121

Attention: Corporate Secretary

S-19

Prospectus

ENVISION SOLAR INTERNATIONAL, INC.

$100,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

Rights

From time to time, we may offer up to $100,000,000 of our common stock, preferred stock, warrants to purchase common stock or preferred stock, debt securities (which will not exceed $10,000,000) units consisting of common stock, preferred stock, warrants and debt securities or any combination of these securities, and/or rights to purchase common stock or preferred stock, in one or more transactions.

We will provide specific terms of these offerings and securities in one or more supplements to this prospectus.  We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings.  The prospectus supplement, and any documents incorporated by reference, may also add, update or change information contained in this prospectus.  You should read this prospectus, the applicable prospectus supplement, any documents incorporated by reference and any related free writing prospectus carefully before buying any of the securities being offered.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our common stock is listed on the NASDAQ Capital Market under the symbol “EVSI.” The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, of the securities covered by the applicable prospectus supplement. The aggregate market value of our outstanding common stock held by non-affiliates was approximately $40,086,824 based on 5,257,441 shares of outstanding common stock, of which 832,847 shares are held by affiliates, and a price of $9.06 per share, which was the last reported sale price of our common stock as quoted on NASDAQ Capital Market on May 22, 2020. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

INVESTING IN OUR SECURITIES INVOLVES RISKS.  YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 4, 2020.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus and in any prospectus supplement we may file constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements relate to future events concerning our business and to our future revenues, operating results and financial condition.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “forecast,” “predict,” “propose,” “potential,” or “continue,” or the negative of those terms or other comparable terminology.

Any forward looking statements contained in this prospectus or any prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events.  Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results or financial condition will improve in future periods are subject to numerous risks.  There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements.  These important factors include those that we discuss under the heading “Risk Factors” and in other sections of our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus.  You should read these factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference into this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents we incorporate by reference into this prospectus.  If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”), using a “shelf” registration process.  Under this shelf registration process, we may, from time to time, offer shares of our common stock, preferred stock, warrants to purchase common stock or preferred stock, debt securities, units consisting of common stock, preferred stock, warrants and debt securities or any combination of these securities, and/or rights to purchase common stock or preferred stock in one or more transactions and in amounts we will determine from time to time, up to a total dollar amount of $100,000,000 (except for debt securities which will not exceed $10,000,000).

This prospectus provides you with a general description of the securities we may offer.  Each time we offer a type or series of securities described in this prospectus, we will provide a prospectus supplement or information that is incorporated by reference into this prospectus, containing more specific information about the terms of the securities that we are offering.  We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities.  This prospectus, together with applicable prospectus supplements, any information incorporated by reference and any related free writing prospectuses, includes all material information relating to these offerings and securities.  We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution.  If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date.  We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

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You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus.  We have not authorized anyone to provide you with different information.  No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus.  You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents.  Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information”.  THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES, UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

In this prospectus, unless the context otherwise requires, references to “we”, “us”, “our” or similar terms, as well as references to “Envision” or the “Company”, refer to Envision Solar International, Inc.

ABOUT ENVISION SOLAR INTERNATIONAL, INC.

Envision is a sustainable technology innovation company based in San Diego, California. We invent, design, engineer, manufacture and sell solar powered products that enable vital and highly valuable services in locations where it is either too expensive or too impactful to connect to the utility grid, or where the requirements for electrical power are so important that grid failures, like blackouts, are intolerable. When competing with utilities or typical solar companies, we rely on our products’ deployability, reliability, accessibility, portability and total cost of ownership, rather than simply producing the cheapest kilowatt hour with the help of subsidies as most competing solar companies do.

Envision’s solar powered products and proprietary technology solutions target three markets that are experiencing significant growth with annual global spending in the billions of dollars.

•	electric vehicle charging infrastructure;

•	outdoor media advertising; and

•	energy security and disaster preparedness.

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The Company focuses on creating renewable, high-quality products for electric vehicle (“EV”) and drone charging, outdoor media and branding, and energy security that are rapidly deployable and attractively designed. We believe that there is a clear need for a rapidly deployable and highly scalable EV charging infrastructure, and that our EV ARC™ and Solar Tree™ products fulfill that requirement. We are agnostic as to the EV charging service equipment (“EVSE”) as we do not sell EV charging, rather we sell products which enable it. Our EV ARC™ and Solar Tree™ products replace the infrastructure required to support EV chargers, not the chargers themselves.

We believe our chief differentiators are:

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our ability to invent, design, engineer, and manufacture solar powered products which dramatically reduce the cost, time and complexity of the installation and operation of EV charging infrastructure and outdoor media platforms when compared to traditional, utility grid tied alternatives;

•	our products’ capability to operate during grid outages and to provide a source of emergency power rather than becoming inoperable during times of emergency or other grid interruptions; and

•

our ability to create new and patentable inventions which are marketable and a complex integration of our own proprietary technology and parts, and other commonly available engineered components, creating a further barrier to entry for our competition.

Envision was formed in June 2006 as a limited liability company. Through a series of transactions and mergers, including a series of 2010 transactions where the then existing entity was acquired by an inactive publicly-held company in a transaction treated as a recapitalization of the company, the resulting entity became Envision Solar International, Inc., a Nevada Corporation. Our principal executive offices are located at 5660 Eastgate Drive, San Diego, CA 92121.  Our telephone number is (858) 799-4583.  Our website is located at www.envisionsolar.com.  Information contained on, or that can be accessed through, our website is not part of this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (“Securities Act”), with respect to the securities covered by this prospectus.  This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith.  For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement.  A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C.  20549.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room.  The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.  The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC.  Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above.  We maintain a website at http://www.envisionsolar.com.  You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.  Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

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INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below, as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the securities under this prospectus, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 30, 2020;

•	Our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019, filed with the SEC on May 5, 2020; and

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 14, 2020.

Additionally, all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after (i) the date of the initial registration statement and prior to effectiveness of the registration statement; and (ii) the date of this prospectus and prior to the termination or completion of this offering, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.  Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents.  Requests for such copies should be directed to our Corporate Secretary at 5660 Eastgate Drive, San Diego, CA 92121; telephone number is (858) 799-4583.

RISK FACTORS

Investing in our securities involves significant risks.  You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in, or incorporated into, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference herein or therein.  Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.  Additional risks not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

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DESCRIPTION OF SECURITIES WE MAY OFFER

We may offer, from time to time, shares of our common stock, shares of our preferred stock, warrants to purchase common stock or preferred stock, debt securities, units to purchase shares of common stock, preferred stock, warrants, debt securities or a combination of these securities, and rights to purchase common stock or preferred stock under this prospectus at prices and on terms to be determined by market conditions at the time of offering.  This prospectus provides you with a general description of the securities we may offer.  See “Description of Capital Stock,” “Description of Warrants,” “Description of Debt Securities”, “Description of Units” and “Description of Rights” below.  Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;
•	aggregate principal amount or aggregate offering price;
•	rates and times of payment of interest or dividends, if any;
•	redemption, conversion or sinking fund terms, if any;
•	voting or other rights, if any;
•	conversion prices, if any; and
•	important federal income tax considerations.

The prospectus supplement and any related free writing prospectus also may supplement, or, as applicable, add, update or change information contained in this prospectus or in documents we have incorporated by reference.  However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus relating to such offering.

DESCRIPTION OF CAPITAL STOCK

The description below of our capital stock and provisions of our articles of incorporation and bylaws are summaries and are qualified by reference to the articles of incorporation and the bylaws.  These documents are filed as exhibits to the registration statement of which this prospectus is a part.

Our authorized capital stock consists of 9,800,000 shares of common stock, $0.001 par value, of which 5,257,441 are outstanding as of May 26, 2020, and 10,000,000 shares of Preferred Stock, $0.001 par value, of which no shares of preferred stock outstanding.

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Common Stock

Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon the closing of this offering will be fully paid and nonassessable.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders.  Holders of our common stock have no preemptive, subscription, or redemption rights. The outstanding shares of common stock are fully paid and nonassessable. The rights and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of preferred stock that we may designate and issue in the future.

Preferred Stock

Under the terms of our articles of incorporation, the board of directors is authorized, subject to any limitations prescribed by law, without shareholder approval, to issue such shares of preferred stock in one or more series.  Each such series of preferred stock shall have such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by the board of directors.

The purpose of authorizing the board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances.  The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

The effects of issuing preferred stock could include one or more of the following:

•	decreasing the amount of earnings and assets available for distribution to holders of common stock;
•	restricting dividends on the common stock;
•	diluting the voting power of the common stock;
•	impairing the liquidation rights of the common stock; or
•	delaying, deferring or preventing changes in our control or management.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “EVSI”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is EQ Shareowner Services.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase our securities or other rights, including rights to receive payment in cash or securities. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

•	the title of the warrants;
•	the price or prices at which the warrants will be issued;
•	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;
•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
•	the aggregate number of warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;
•	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;
•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;
•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
•	the maximum or minimum number of warrants that may be exercised at any time;
•	information with respect to book-entry procedures, if any; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

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DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities which may or may not be converted into shares of common stock.  In connection with the issuance of any debt securities which will not exceed $10,000,000, we do not intend to issue them pursuant to a trust indenture.  However, if a trust indenture is requested by a placement agent, underwriter or broker-dealer as a condition of the financing, we will provide and enter into a trust indenture.  If a trust indenture is entered into, we do not intend to register the trust indenture under the Trust Indenture Act of 1939 (“Trust Indenture Act”) pursuant to an exemption.  Under Section 304(a)(9) of the Trust Indenture Act, the Trust Indenture Act does not apply to any security which is to be issued under an indenture which limits the aggregate principal amount of securities at any time outstanding thereunder to $10,000,000.  We do not intend to issue debt securities, if any, pursuant to a trust indenture that will exceed $10,000,000.  If a trust indenture is entered into, we will file the trust indenture as an exhibit on Form 8-K before making any offer of debt securities.

The following description is a summary of selected provisions relating to the debt securities that we may issue.  The summary is not complete.  When debt securities are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply.  The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement.  We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants.  See “Where You Can Find Additional Information” and “Incorporation of Information by Reference” above for information on how to obtain a copy of a warrant document when it is filed.

The indenture agent under an indenture agreement, if any, will act solely as our agent in connection with the debt securities issued under that agreement.  Any holder of debt securities may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those debt securities in accordance with their terms.  When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

•	the title of the debt securities;
•	the total amount of the debt securities;
•	the amount or amounts of the debt securities will be issued and interest rate;

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•	the conversion price at which the debt securities may be converted;
•	the date on which the right to exercise the debt securities will commence and the date on which the right will expire;
•	if applicable, the minimum or maximum amount of debt securities that may be exercise at any one time;
•	if applicable, the designation and terms of the underlying securities with which the debt securities are issued and the amount of debt securities issued with each underlying security;
•	if applicable, a discussion of material United States federal income tax consideration;
•	if applicable, the terms of the payoff of the debt securities;
•	the identity of the indenture agent, if any;
•	the procedures and conditions relating to the exercise of the debt securities; and
•	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or exercise of the debt securities.

Form, Exchange and Transfer

We may issue the debt securities in registered form or bearer form.  Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security.  Those investors who own beneficial interests in a global debt security will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.  In addition, we may issue debt securities in non-global form, i.e., bearer form.  If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer or exercise their debt securities at the indenture agent’s office, if any, or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the exercise of their debt securities, holders of debt securities exercisable for shares of common stock or preferred will not have any rights of holders of common stock or preferred stock and will not be entitled to dividend payments, if any, or voting rights of the shares of common stock or preferred stock.

Conversion of Debt Securities

A debt security may entitle the holder to purchase in exchange for the extinguishment of debt an amount of securities at an exercise price that will be stated in the debt security.  Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security.  After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material.  Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

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DESCRIPTION OF UNITS

We may issue units composed of any combination of our common stock, preferred stock, warrants and debt securities.  We will issue each unit so that the holder of the unit is also the holder of each security included in the unit.  As a result, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer.  The summary is not complete.  When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply.  The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable.  We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units.  See “Where You Can Find Additional Information” and “Incorporation of Information by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities composing the units;
•	whether the units will be issued in fully registered or global form; and
•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” above, will apply to each unit and to each security included in each unit, respectively.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of common stock or preferred stock.  Each series of rights may be issued under a separate agreement to be entered into between us and a bank or trust company, as subscription agent, or in a similar capacity, all as set forth in the prospectus supplement relating to the particular issue of rights.  Such agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.  We will file with the SEC any material agreements or rights certificates relating to each series of rights.

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The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

•	the date for determining the stockholders entitled to the rights distribution;
•	the aggregate number of shares of common stock or preferred stock purchasable upon exercise of such rights and the exercise price;
•	the designation and terms of the class or series of preferred stock, if any, purchasable upon exercise of such rights;
•	the exercise price;
•	the aggregate number of rights being issued;
•	the date, if any, on and after which such rights may be transferable separately;
•	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;
•	any special U.S. federal income tax consequences; and
•	any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

The description in any accompanying prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or related agreements, if applicable, which will be filed with the SEC if we offer rights.  For more information on how you can obtain copies of any rights certificate or related material agreements if we offer rights, see “Where You Can Find More Information” in this prospectus.  We urge you to read the applicable rights certificate, the applicable material agreements, if any, and any applicable prospectus supplement in their entirety.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, we intend to use the net proceeds from the sale of securities for working capital, and for other general corporate purposes, including capital expenditures related to our growth.  We may also use a portion of the net proceeds to acquire or invest in businesses whom, from time to time, we engage and explore the possibility of strategic partnering or investment.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

•	to or through underwriters;
•	through broker-dealers (acting as agent or principal);
•	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering or otherwise;
•	through a combination of any such methods of sale; or
•	through any other methods described in a prospectus supplement.

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The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;
•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and
•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices.  The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable.  In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market.  Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice.  Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent.  Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment.  Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

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If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments.  Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached.  The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable.  This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others.  These persons may be deemed to be underwriters with respect to any resale of the securities.  To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities.  If required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution.  Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person.  Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock.  These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

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Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities.  If any such activities will occur, they will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement, as the case may be.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

So long as the aggregate market value of our voting and non-voting common equity held by non-affiliates is less than $75,000,000.00 and so long as required by the rules of the SEC, the amount of securities we may offer hereunder will be limited such that the aggregate market value of securities sold by us during a period of 12 calendar months cannot exceed one-third of the aggregate market value of the voting and non-voting common equity held by non-affiliates.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

Weintraub Tobin Chediak Coleman Grodin Law Corporation will pass upon legal matters in connection with the validity of the securities offered hereby for us.

EXPERTS

The financial statements as of December 31, 2019 and 2018 and for each of the two years in the period ended December 31, 2019 incorporated by reference in this prospectus have been so incorporated in reliance on the report of Salberg & Company, P.A., an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

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BEAM GLOBAL

PROSPECTUS SUPPLEMENT

2,663,044 Shares of Common Stock

Joint Book Runners

Maxim Group LLC	Freedom Capital Markets

June 19, 2023